UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2007

Theater Xtreme Entertainment
Group, Inc.
(Excact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 3 2007, the Registrant and Kinzer Technology, LLC (“Kinzer”) amended that certain debenture dated March 6, 2007 in the face amount of $2.7 million payable to Kinzer (the “Debenture”).

Under the original terms of the Debenture, the Registrant was prohibited from incurring any additional unsecured indebtedness for borrowed money after March 6, 2007 in excess of $1 million.  The amendment increases the amount of such indebtedness which may be incurred after March 6, 2007 to $2 million.  As of the date of this Current Report on Form 8-K, the Company had incurred indebtedness since March 6, 2007 in the aggregate principal amount of $257,192 which amount will be included in any calculation of the amount of indebtedness permitted under the Debenture as amended.

The Debenture requires quarter annual interest payments on each April 1, July 1, October 1, and January 1.  The Registrant made all such required interest payments through September 30, 2007.  The amendment permits the Company to defer the interest payments otherwise due on October 1, 2007 and January 1, 2008 until July 1, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Number                                              Description of Document
10.1	Letter dated October 2, 2007 by and between Theater Xtreme Entertainment Group, Inc. and Kinzer Technology, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

October 9, 2007	By:	/s/ Scott R. Oglum
	Name:	Scott R. Oglum
	Title:	Chief Executive Officer